Exhibit 1.1
EXECUTION VERSION
14,000,000 Shares
First Niagara Financial Group, Inc.
Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series B
Underwriting Agreement
December 7, 2011
Goldman, Sachs & Co.
200 West Street
New York, NY 10282
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036
Wells Fargo Securities, LLC
301 S. College Street
Charlotte, NC 28202
As Representatives of the
several Underwriters listed
in Schedule A hereto
Ladies and Gentlemen:
First Niagara Financial Group, Inc., a Delaware corporation (the “Company”), and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, in their capacities as representatives (the “Representatives”) of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”), confirm their respective agreements, subject to the terms and conditions stated herein, with respect to the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series B, par value $0.01 per share, $25 liquidation preference per share, of the Company (the “Preferred Stock” or “Securities”) set forth in Schedule A hereto.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3 (File No. 333-176919), including a prospectus, relating to the Securities. Such registration statement at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sale of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the Time of Sale (as defined below), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated December 7, 2011, and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act), if any, listed on Annex B hereto.
“Time of Sale” means 4:00 P.M., New York City time, on December 7, 2011.
2. Purchase of the Securities by the Underwriters.
(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, the number of Securities set forth in Schedule A opposite the name of each Underwriter, plus any additional number of Securities which each such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, at a price equal to $24.2125 per share, being an amount equal to the initial public offering price less $0.7875 per share. The Representatives, severally and not jointly, also agree to reimburse the Company for certain bona fide and documented expenses incurred by the Company in connection with the offering and sale of the Securities in the aggregate amount of $750,000 on the Closing Date. The Representatives will reimburse the Company as follows: Goldman, Sachs & Co.: $300,000, Merrill Lynch, Pierce, Fenner & Smith Incorporated: $225,000 and Wells Fargo Securities, LLC: $225,000.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.
(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company, as the case may be, to the Representatives at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on December 14, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.”
(d) Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities, and in such authorized denominations and registered in such names as the Representatives shall request in writing not later than two full business days prior to the Closing Date, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
(e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:
(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Time of Sale Information. The Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(c) Issuer Free Writing Prospectus. Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications, approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise specified therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except for ordinary quarterly dividends on the Company’s common stock), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); (ii) except as disclosed in the Time of Sale Information and as the same such disclosure will be in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
(h) Good Standing of the Company. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with respect to First Niagara Bank, N.A., a national banking organization, and the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the power and authority (corporate and otherwise) to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.
(i) Good Standing of Subsidiaries. Each “significant subsidiary” (as defined in Section 15 hereof) of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company, limited partnership, trust company, statutory business trust or bank in good standing under the laws of its respective jurisdiction of incorporation or organization with the power and authority (corporate and otherwise) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and, where applicable taking into account the nature of the Subsidiary, is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such Subsidiary that is a corporation has been duly authorized and validly issued and is fully paid and non-assessable. The issued and outstanding shares of capital stock or other equity interests of each such Subsidiary that are owned directly or indirectly by the Company are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interest of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder or equity holder of such Subsidiary. The only Subsidiaries of the Company are the Subsidiaries listed on Schedule B hereto.
(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.” All of the shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus (i) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company except pursuant to the Company’s stock option plans and awards currently in effect on the date hereof; and (ii) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person, other than the Company’s dividend reinvestment plan.
(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, to issue and deliver the Securities and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(m) No Violation or Default. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation, bylaws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, except for such defaults in the case of (ii) above that would not result in a Material Adverse Effect.

(n) No Conflicts. The issue and sale of the Securities by the Company and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the Time of Sale Information and the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the certificate of incorporation or bylaws of the Company or (iii) any statute or any order, rule or regulation of any federal, state or local court or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties except, with respect to clauses (i) and (iii), for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Securities, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except (i) the registration under the Securities Act of the Securities, (ii) as may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc., (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or (iv) where the failure to obtain such consent, authorization, order or qualification would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
(o) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale by the Company to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Preferred Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Information and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(p) Absence of Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, Time of Sale Information and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
(q) Compliance with Statutes and Regulations. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, and local statutes, laws, rules, regulations, decisions, directives and orders applicable to them, and neither the Company nor any of its subsidiaries has received any written or, to the Company’s knowledge, oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order.
(r) No Regulatory Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum or understanding or similar agreement (except for confidential supervisory information, which, under applicable law and regulation, the Company may not address in this representation) with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter, supervisory letter or similar submission.
(s) First Niagara Bank, N.A. is an “insured depository institution” within the meaning of Section 3(c)(2) of the Federal Deposit Insurance Act, as amended, and no proceeding for the termination or revocation of deposit insurance is pending.
(t) Independent Accountants. KPMG LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in or incorporated by reference into the Registration Statement, Time of Sale Information and the Prospectus is an independent registered public accounting firm as required by the Securities Act. With respect to the Company, to the Company’s knowledge, KPMG LLP has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”).

(u) Investment Company Act. The Company is not and, upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
(v) Taxes. The Company and each of its subsidiaries has (i) timely filed all foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not result, individually or in the aggregate, in a Material Adverse Effect, (ii) paid in full all taxes required to be paid by it and any other fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith and with respect to which adequate reserves have been established, or as would not have, individually or in the aggregate, a Material Adverse Effect, and (iii) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.
(w) Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct the business now operated by them, except to the extent the failure to possess any such Governmental License would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and, to the Company’s knowledge, no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.
(x) Compliance with ERISA. The Company and each of its ERISA Affiliates (as defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its ERISA Affiliates would have any liability (“Plan”); neither the Company nor any of its ERISA Affiliates have incurred, and do not expect to incur, (i) any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (ii) any liability under Sections 4971 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”); each Plan for which the Company or any of its ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; no Plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA (i) has been determined to be “at risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA), (ii) has failed to satisfy the minimum funding standards (within the meaning of Section 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan whether or not waived, or (iii) has failed to make by its due date a required installment under Section 430(j) of the Code; no non-exempt “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Plan. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(1)(b) of ERISA of which the Company or such subsidiary is a member.
(y) Disclosure Controls. The Company and its subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (ii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each subsidiary’s disclosure controls and procedures described above, the Company is not aware of (x) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.
(z) Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged, and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(bb) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(cc) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.
(dd) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(ee) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Information, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
(ff) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(gg) No Stabilization. Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(hh) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ii) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market related data included in the Registration Statement, the Time of Sale Information and the Prospectus, is not based on or derived from sources that are reliable and accurate in all material respects.
(jj) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(kk) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.
(ll) Insurance Subsidiary. Each subsidiary of the Company which is engaged in the business of acting as an insurance agency (an “Insurance Subsidiary”) is duly licensed or registered with any applicable regulatory authorities in each jurisdiction where it is required to be so licensed or registered to conduct its business, except where the failure to be so licensed or registered would not have a Material Adverse Effect; each Insurance Subsidiary has all other necessary approvals of and from all applicable regulatory authorities to conduct its businesses, except where the failure to have such approvals would not have a Material Adverse Effect; no Insurance Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary and have not been obtained, in any case where it could be reasonably expected that the Insurance Subsidiary will be unable to obtain such additional approvals and the failure to obtain any such additional approvals would require such subsidiary to cease or otherwise materially limit the conduct of its business; and each Insurance Subsidiary is in compliance with the requirements of insurance laws and regulations of each jurisdiction that are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.
(mm) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the Securities Act) in connection with the offering and sale of the Securities other than in the Registration Statement, the Time of Sale Information and the Prospectus or other materials, if any, permitted by the Securities Act and approved by the Underwriters.

(nn) NewAlliance Acquisition. On April 15, 2011, pursuant to the terms of the Agreement and Plan of Merger dated as of August 18, 2010 and as amended on September 27, 2010 (the “Merger Agreement”), by and among the Company, NewAlliance Bancshares, Inc. (“NewAlliance”) and FNFG Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into NewAlliance, with NewAlliance as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”). Immediately following the Merger, NewAlliance Bank, a wholly-owned subsidiary of NewAlliance, was merged with and into First Niagara Bank, N.A., a wholly-owned subsidiary of the Company, with First Niagara Bank, N.A. surviving (the “Bank Merger”). In addition, upon consummation of the Merger and the Bank Merger, NewAlliance was merged with and into the Company, with the Company surviving. In connection with the Merger and the Bank Merger, the Company conducted a “due diligence” review of the business, financial condition, results of operations and business prospects of NewAlliance and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.
(oo) HSBC Acquisition. On July 30, 2011, First Niagara Bank, N.A. (the “Bank”) entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) with HSBC Bank USA, National Association (“HSBC”), HSBC Securities (USA) Inc. and HSBC Technology & Services (USA) Inc., pursuant to which the Bank agreed to acquire certain assets and assume certain liabilities related to 195 HSBC branches (the “HSBC Branches”) in the Buffalo, Rochester, Syracuse, Albany, Downstate New York and Connecticut banking markets (the “HSBC Branches Acquisition”). In connection with the HSBC Branches Acquisition, the Company conducted a “due diligence” review of the business and financial condition of the HSBC Branches. Based upon the Company’s review, with respect to the HSBC Branches and the HSBC Branches Acquisition, nothing has come to the Company’s attention that caused it to believe that the Registration Statement, the Time of Sale Information or the Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchase Agreement has been duly authorized, executed and delivered by the Bank and constitutes a valid and binding agreement of the Bank and is enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by Enforceability Exceptions or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering (to the extent not previously paid) within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, but in each case prior to the completion of the distribution of the Securities, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.
(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) for so long as the distribution of the Securities continues, when any amendment to the Registration Statement after the date hereof has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) for so long as the distribution of the Securities continues, of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) for so long as the distribution of the Securities continues, of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) for so long as the distribution of the Securities continues, of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(e) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.
(f) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or new shelf registration statement, as the case may be.
(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
(i) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any preferred securities or any other securities of the Company which are substantially similar to the Securities, including any guarantee of any such securities, or any securities convertible into or exchangeable for or representing the right to receive any such securities.
(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”
(k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
(m) Listing. The Company will use its commercially reasonable efforts to list the Securities on the New York Stock Exchange (the “NYSE”) and to maintain the listing of the Securities on the NYSE.
5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(c) [Reserved.]
(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (A) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) or 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (C) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Chief Financial Officer’s Certificate Regarding First Quarter 2011 Pro Forma Financial Information. The Representatives shall have received on the date of this Agreement a certificate of the chief financial officer of the Company substantially in the form attached hereto as Annex D.
(g) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP and PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
(h) Agreed-Upon Procedures Letters. KPMG LLP shall have furnished to the Representatives on the date of this Agreement, at the request of the Company, reports on applying agreed-upon procedures, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, with respect to certain financial information for NewAlliance and for Harleysville National Corporation contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.
(i) Opinion and 10b-5 Statement of Counsel for the Company. Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in substantially the form set forth in Annex A-1 hereto.
(j) Opinion and 10b-5 Statement of General Counsel of the Company. John Mineo, General Counsel of the Company, shall have furnished to the Representatives his written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in substantially the form set forth in Annex A-2 hereto.
(k) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.
(m) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(n) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
7. Indemnification and Contribution.
(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any free writing prospectus listed on Annex B, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any free writing prospectus listed on Annex B, it being understood and agreed that the only such information consists of the following: the statements set forth in (1) the first paragraph under the heading “Underwriting—Underwriting Discounts and Commissions and Offering Expenses”, (2) the first and second paragraphs under the heading “Underwriting—Price Stabilization and Short Positions and Penalty Bids” and (3) the first and second paragraphs under the heading “Underwriting—Affiliations with Underwriters” in each of the Preliminary Prospectus and the Prospectus.
(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Goldman, Sachs & Co. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the Nasdaq Global Select Market, the NYSE or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule A hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Securities that remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall thereupon terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters) in aggregate up to $10,000; (vi) any fees charged by rating agencies for rating the Securities; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Securities on the NYSE.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of each of the Underwriters and the Company and their respective successors and assigns, and said controlling persons, officers, directors, employees and agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.
13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
14. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

16. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.
(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department (toll free: 866-471-2526), Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10026, Attention: High Grade Transaction Management/Legal (facsimile: 212-548-8511), and Wells Fargo Securities, LLC, 301 S. College Street, 6th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (facsimile: 704-383-9165. Notices to the Company shall be given to it at First Niagara Financial Group, Inc., 726 Exchange Street, Suite 618, Buffalo, New York 14210, Facsimile: 716-819-5158, Attention: John Mineo, Senior Vice President and General Counsel.
(c) Supersedes Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
(d) Governing Law. This Agreement and any matters related to this transaction shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, FIRST NIAGARA FINANCIAL GROUP, INC.
By:	/s/ John Mineo
	Name:	John Mineo
	Title:	Corporate Secretary
Accepted: December 7, 2011
GOLDMAN, SACHS & CO.

By	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ William D. Hobbs
(Authorized Signatory)

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
(Authorized Signatory)
For themselves and on behalf of the
several Underwriters listed
in Schedule A hereto.

Schedule A

Underwriter	Number of Securities
Goldman, Sachs & Co.	3,032,750
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,032,750
Wells Fargo Securities, LLC	3,032,750
Citigroup Global Markets Inc.	3,032,750
Sandler O’Neill & Partners, L.P.	1,400,000
Janney Montgomery Scott LLC	56,000
Morgan Keegan & Company, Inc.	56,000
Oppenheimer & Co. Inc.	56,000
RBC Dain Rauscher Inc.	56,000
Boenning & Scattergood, Inc.	35,000
HRC Investment Services, Inc.	35,000
Keefe, Bruyette & Woods, Inc.	35,000
Robert W. Baird & Co. Incorporated	35,000
Sterne, Agee & Leach, Inc.	35,000
Wedbush Securities Inc.	35,000
William Blair & Company, L.L.C.	35,000

Total	14,000,000

Schedule B
The Subsidiaries of the Company
First Niagara Bank, N.A
First Niagara Funding Inc.
First Niagara REIT Holding Company, Inc.
First Niagara Servicing Company

Annex B
Time of Sale Information
1.	Term sheet containing the terms of the securities provided in Annex C.

B-1

Annex C
FIRST NIAGARA FINANCIAL GROUP, INC.
Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series B
(liquidation preference $25 per share)
Pricing Term Sheet

Issuer:	First Niagara Financial Group, Inc.

Securities Offered:	Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series B of the Issuer (the “Preferred Stock”)

Aggregate Liquidation Preference:	$350,000,000 (14,000,000 shares)

No Option To Purchase Additional Shares:	The underwriters will not have an option to purchase any additional shares of Preferred Stock

Dividend Rate (Non-Cumulative):	From and including the date of original issuance to but excluding, February 15, 2017, 8.625%, and from and including February 15, 2017, three-month LIBOR plus a spread of 7.327%

Dividend Payment Dates:	February 15, May 15, August 15, and November 15, commencing February 15, 2012

Term	Perpetual

Optional Redemption:	In whole or in part, from time to time, on any dividend payment date on or after February 15, 2017, at a redemption price of $25 per share plus any declared and unpaid dividends. The holders of the Preferred Stock will not have the right to require redemption.

Listing:	Application will be made to list the Preferred Stock on the New York Stock Exchange under the symbol “FNFG Pr B”. Trading of the Preferred Stock on the New York Stock Exchange is expected to commence within a 45-day period after the original issuance date of the Preferred Stock.

Trade Date:	December 7, 2011

Settlement Date:	December 14, 2011 (T+5)

Public Offer Price:	$25 per share

Underwriting Discounts and Commissions	$0.7875 per share

Proceeds to Issuer (before offering expenses):	$338,975,000

CUSIP/ISIN:	33582V207 / US33582V2079

C-1

Joint Book-Running Managers:	Goldman, Sachs & Co. (Global Coordinator) Merrill Lynch, Pierce, Fenner & Smith Incorporated (Physical Bookrunner) Wells Fargo Securities, LLC

Joint Lead Manager:	Citigroup Global Markets Inc.

Co-Manager:	Sandler O’Neill & Partners, L.P.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Goldman, Sachs & Co. at 1-866-471-2526 or prospectus-ny@ny.email.gs.com, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or dg.prospectus_requests@baml.com or Wells Fargo Securities, LLC at 1-800-326-5897 or cmclientsupport@wellsfargo.com.

C-2